                                                                    Exhibit 10.6

                               HOLMAN BLOCK LEASE

LANDLORD:   C.E. HOLMAN LIMITED PARTNERSHIP

TENANT:     DOVER SADDLERY, INC.

PREMISES:   591-595 WASHINGTON STREET WELLESLEY, MASSACHUSETTS 02181

TERM:       Nine years and 11 months, commencing August 1, 1997 and ending
            June 30, 2007

EXTENSIONS: One (1) successive period of five (5) years

                                      INDEX

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                                                                            PAGE
                                                                            ----
I.         INTRODUCTORY CLAUSE                                                1
II.        LEASE OF PREMISES IN SHOPPING AREA:
           LANDLORD'S RESERVATIONS                                            1
III.       FIXED COMMENCEMENT AND TERMINATION                                 2
IV.        MINIMUM RENT                                                       2
V.         INTEREST ON LATE RENT                                              2
VI.        PERCENTAGE SHARE OF INCREASES IN TAXES
           AND LANDLORD'S EXPENSES                                            3
VII.       HIGH CLASS RETAIL OPERATION                                        6
VIII.      LANDLORD'S RIGHT TO ENFORCE
           PARKING REGULATIONS                                                7
IX.        MAINTENANCE AND REPAIR                                             7
X.         TENANT'S DUTY TO OBTAIN PERMITS AND LICENSES                       8
XI.        TENANT'S OBLIGATION TO COMPLY WITH LAWS, ETC.                      9
XII.       TENANT TO PAY AND PROVIDE FOR UTILITIES                           10
XIII.      FIXTURES TO BECOME PROPERTY OF LANDLORD                           10
XIV.       LANDLORD'S CONSENT REQUIRED: DUTY TO RESTORE                      11
XV.        NO LIENS: ADDITIONS TO BELONG TO LANDLORD                         12
XVI.       TENANT'S RIGHT TO INSTALL SIGNS: INDEMNITY TO LANDLORD            12

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
XVII.      TENANT'S OBLIGATION TO INSURE: ALL INCLUSIVE FORM                 13
XVIII.     TENANT NOT TO INCREASE RISK                                       13
XIX.       TENANT TO REPLACE GLASS AND CARRY INSURANCE                       14
XX.        FIRE, CASUALTY, OR EMINENT DOMAIN                                 14
XXI.       COMPREHENSIVE RIGHTS OF LANDLORD                                  15
XXII.      RIGHT TO REPAIR PREMISES AFTER DEMAND                             16
XXIII.     RIGHT TO CURE DEFAULTS WITHOUT NOTICE                             16
XXIV.      LEASE UNAFFECTED BY LANDLORD'S NONPERFORMANCE FOR ANY OUTSIDE
           CAUSE                                                             17
XXV.       INDEMNITY AGAINST CLAIMS ARISING FROM TENANT'S ACTS               17
XXVI.      DELIVERY TRUCKS                                                   18
XXVII.     QUIET ENJOYMENT WITH REPRESENTATION OF OWNERSHIP AND NO
           ENCUMBRANCE                                                       18
XXVIII.    TENANT TO RESTORE PREMISES: ABANDONMENT OF TENANT'S PROPERTY      18
XXVIX.     EXTENSIONS                                                        19
XXX.       ASSIGNMENT                                                        20
XXXI.      SUBORDINATION AND NONDISTURBANCE                                  21
XXXII.     ESTOPPEL CERTIFICATE BY TENANT                                    22
XXXIII.    EVENTS OF DEFAULT AND RIGHTS OF LANDLORD                          22
XXXIV.     PRESENT CONDITION AND USE                                         25

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
                                                                            PAGE
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
XXXV.      RULES AND REGULATIONS: SHOPPING AREA                              25
XXXVI.     NOTICE BY PERSONAL OR MAIL DELIVERY: SEVERAL TENANTS              26
XXXVII.    AMENDMENTS TO LEASE                                               26
XXXVIII.   ENTIRE AGREEMENT: AMENDMENTS                                      26
XXXIX.     WAIVER BY PARTIES OF JURY TRIAL                                   27
XL.        APPLICABLE LAW                                                    27
XLI.       GENERAL RULES OF CONSTRUCTION                                     27
XLII.      CAPTIONS                                                          27
XLIII.     CONFLICT BETWEEN RIDER AND PRINTED LEASE                          28
XLIV.      INVALIDITY OR INAPPLICABILITY OF CLAUSE                           28
XLV.       SUCCESSORS OR ASSIGNS                                             28
XLVI.      NO WAIVER OF CONSENT BY LANDLORD                                  28
XLVII.     COVENANTS AS CONDITIONAL LIMITATIONS                              29
XLVIII.    HOLDING OVER NOT CONSTRUED AS RENEWAL                             29
XLIX.      LANDLORD RELIEVED FROM LIABILITY FOLLOWING TRANSFER               29
L.         USE AND OCCUPANCY OF 595 WASHINGTON STREET                        30
LI.        RENT PAYABLE ON 591 WASHINGTON STREET                             30
LII.       CONSTRUCTION AT 591 WASHINGTON STREET                             31
LIII.      BUSINESS DESCRIPTION                                              32

                             I. INTRODUCTORY CLAUSE

     This Indenture made and dated this 29th day of May, 1997 between the C. E. HOLMAN LIMITED PARTNERSHIP, under agreement dated November 15, 1993, which acquired title by deed recorded at Norfolk Registry of Deeds, Book 10235 Page 578, c/o its general partner, The Holman Corporation, 40 Grove Street, Wellesley, Massachusetts 02181 (hereinafter referred to as the "Landlord") and DOVER SADDLERY, INC., a Massachusetts corporation with a principal office at 41 Pope Road, P.O. Box 5837, Holliston, Massachusetts 01746 (hereinafter referred to as the "Tenant").

                     II. LEASE OF PREMISES IN SHOPPING AREA:
                            LANDLORD'S RESERVATIONS

     Landlord hereby leases to Tenant and Tenant hires and takes from Landlord, the Premises (hereinafter called "the Demised Premises"), located in shopping area known as the Holman Block on Washington and Church Streets in the town of Wellesley, County of Norfolk, Massachusetts (hereinafter the "Shopping Area"), being more specifically designated as the two contiguous stores numbered 591 and 595 Washington Street comprising approximately 1,300 and 1600 square feet respectively on the first floors and two basements.

     SUBJECT TO and with the benefit of the terms, covenants, conditions, and provisions of this Lease;

     TOGETHER with the appurtenances specifically granted in this Lease, including the use in common with others of the Common Areas as hereinafter more fully provided, but reserving and excepting to Landlord (1) the use of the exterior faces of the aforesaid walls; and (2) the right to install, maintain, use, repair, and replace pipes, ducts, conduits, and wires leading through the Demised Premises, in locations which will not materially interfere with Tenant's use thereof, and serving other parts of the Shopping Area.

     Tenant and employees, agents, contractors and customers of Tenant shall have the right to use, in common with and with due regard for the rights of others entitled to use the same, the common areas of the Shopping Area for all such purposes as said various common areas shall be designated by Landlord, but only in connection with business upon the Holman Block. Landlord reserves the right at any time and from time to time to change the location or size of any of the common areas, but no such change shall materially impede the access to or visibility of the premises from Washington Street.

                     III. FIXED COMMENCEMENT AND TERMINATION

     The term of the aforesaid letting shall be for nine (9) years and ten (10) months commencing on the first (1st) day of August, 1997, and ending on the thirtieth (30th) day of June, 2007, both dates inclusive, unless sooner terminated, as herein provided.

                                IV. MINIMUM RENT

     During the term of this Lease, Tenant covenants and agrees to pay the Landlord a fixed minimum rent (hereinafter called the "Minimum Rent"), in lawful money of the United States of America, as and at the time of payment shall be legal tender for the payment of public or private debts, in equal monthly installments on the first day of each and every month in advance, at the office of the Landlord, or such other place as the landlord may designate as follows:

     Commencing on the first (1st) day of August, 1997 and terminating on the thirtieth (30th) day of June 1998 an annual MINIMUM RENT of FORTY-EIGHT
THOUSAND ONE HUNDRED TWENTY ($48,120.00) dollars payable in eleven (11) equal monthly installments of $4,010.00; and commencing on July 1, 1998 and each July 1st thereafter the MINIMUM RENT shall be increased by the percentage increase in the CPI-U (U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers, Boston, Massachusetts) as follows. The base CPI-U shall be the CPI-U for November 1996; the base MINIMUM RENT shall be $48,120.00 per year and the next CPI-U shall be the May preceding the July 1 change. For example, for the lease year beginning July 1, 1998, if the November 1996 CPI-U is 165 and if we assume the CPI-U for May of 1998 is 168.3, a two percent increase, the new MINIMUM RENT beginning July 1, 1998 would increase by two (2%) percent and be $49,082.40 per year or $4,090.20 per month; and if we assume the CPI-U for May 1999 is 171.6, a four percent increase over November 1996, then the new MINIMUM RENT beginning July 1999 would be $50,044.80 per year or $4,170.40 per month.

                            V. INTEREST ON LATE RENT

     Interest shall accrue at the lesser of (a) eighteen percent (18%) per annum or (b) the highest lawful rate of interest which landlord may charge to tenant without violating any applicable law, from and after the due date of any payment of fixed minimum rent, percentage rent, tax rent, utility service charge, or any additional rent hereinafter described. Provided, however, the interest shall be waived if the rent is received within ten (10) days of the due date.

                   VI. PERCENTAGE SHARE OF INCREASES IN TAXES
                            AND LANDLORD'S EXPENSES

     In addition to this Tenant shall pay Tenant's proportionate share of Landlord's expenses and taxes incurred in operating the demised premises as follows.

     Common Areas

     1. "The common areas of the Shopping Area" shall be the public or common stairways, parking areas, driveways, walks, entrances, exits and service roads from time to time existing in the Shopping Area. All costs and expenses incurred by Landlord (including, as an expense, amounts determined in accordance with generally accepted accounting practices as reasonable and appropriate reserves for the replacement of equipment not real estate in nature used incident thereto) in removing snow, ice and refuse from, cleaning, providing water and other utilities for, insuring, operating, managing, equipping, policing (if and to the extent provided by Landlord), lighting, repairing, replacing, maintaining, landscaping and gardening, as to the grounds (including the maintenance of utilities lines, conduits, fixtures and equipment located therein) shall be determined, and Tenant shall share in paying the same, all as hereinafter provided. For purposes hereof, a supervisory fee which shall not exceed five (5%) percent thereof may be included as part of said costs and expenses. Tenant's share of said costs and expenses shall be equal to the product of (a) "Tenant's Portion" (hereinbelow defined), and (b) the total of said costs and expenses. Tenant's Portion shall be NINE and EIGHT TENTHS (9.8%) percent. If and when Landlord makes capital improvements to the common areas it shall expense or depreciate them over those number of years allowed under the Internal Revenue Code and shall collect same from Tenant over the same number of years as the expense or depreciation is taken. Payment on account of Tenant's share of said costs and expenses shall be paid, as part of Tenant's total rent, monthly, and at the times and in the fashion herein provided for the payment of MINIMUM RENT. For an initial period from the commencement of the term of this Lease, until June 30, 1998, the additional amount so to be paid each month is $278.62 per month based on calendar year 1996. Beginning on July 1, 1998 and on each July 1st thereafter Tenant shall pay its proportionate share of the said costs and expenses as set forth in section 6., below. The monthly payment on account of said costs and expenses shall be adjusted each year to equal one-twelfth (1/12) of Tenant's Portion thereof for the immediately preceding accounting period (e.g. for the payments beginning July 1, 1998 the cost and expenses for the calendar year 1997 shall be used).

     Real Estate Taxes

     2. Tenant shall pay to Landlord, as additional rent, the real estate taxes allocated to the demised premises for each calendar year during the term hereof. For the calendar years during which the term of this Lease shall commence and terminate, Tenant shall pay a pro rata portion of the real estate taxes allocated to the demised premises. If there shall be more than one taxing authority, the real estate taxes for any period shall be the sum of the real estate taxes for said period attributable to each taxing authority. For purposes of this Lease, the real estate taxes allocated to the demised premises shall be equal to the product of (a) "Tenant's Portion: (hereinbelow defined), and (b) the real estate taxes upon the Shopping Area. Tenant's Portion shall be a NINE and EIGHT TENTHS (9.8%) percent. Payment on account of the real estate taxes allocated to the demised premises shall be paid, as part of Tenant's total rent, monthly, and at the times and in the fashion herein provided for the payment of MINIMUM RENT. For the initial period from the commencement of the term of this Lease until June 30, 1998 the additional amount so to be paid each month is $311.40 per month based on 1996. Beginning on July 1, 1998 and on each July 1st thereafter, Tenant shall pay its proportionate share of the real estate taxes as set forth in section 5. below. The payments due on the real estate taxes allocated to the demised premises shall be paid monthly by a payment which is one-twelfth (l/l2th) of the real estate taxes allocated to the demised premises for the previous calendar year.

     3. In the event of any abatements, refunds or rebates of the real estate taxes upon the Shopping Area, an appropriate adjustment shall be made between Landlord and Tenant to take into account such abatements, refunds or rebates less all costs of securing the same. Furthermore, an equitable adjustment shall be made in the event of any change in the method or system of taxation from that which is now applicable, including without limitation any change in the dates and period for which such taxes are levied.

     4. Tenant shall pay all taxes upon its signs and other property in or upon the demised premises. For the purpose of this Article such taxes shall not be included within real estate taxes upon the Shopping Area. If upon the assessment day for real estate taxes for any tax year any construction shall be incomplete, an appropriate adjustment shall be made to carry out the intent of the parties. The expression "real estate taxes" shall include betterment assessments, so-called rent taxes and other governmental charges which may be charged, assessed or imposed upon the Shopping Area.

     5. Tenant's present share of the common area expenses is $278.62 per month and its share of the real estate taxes is $311.40 per month, both of which are to be paid in addition to the MINIMUM RENT and shall continue at such level through June 30, 1998. Said amounts are based on total common area expenses of $38,130.00 for calendar year 1996 and total real estate taxes for calendar year 1996 of $34,117.00. For the period commencing July 1, 1998 and each year thereafter TENANT'S PORTION of said expenses and taxes shall be paid by Tenant in addition to the MINIMUM RENT. From and after July 1, 1998, the aggregate of the MINIMUM RENT and the TENANT'S PORTION of both the common area expenses and the real estate taxes shall not under any circumstances except as noted hereinafter fall below $4,600.00 per month, unless reduced by abatement as provided above.

     6. Any controversy which may arise concerning the designation under this article of the proper manner to compute the adjustment in annual rental rate and monthly installments as herein provided, shall be determined by submission of said dispute to the American Arbitration Association in Boston, Massachusetts.

     7. Within forty-five (45) days after the end of each calendar year, Landlord will furnish to Tenant a statement in reasonable detail setting forth its compilation of Operating Costs, as hereinafter defined, and setting forth Tenant's share of Operating Costs, which statement shall be prepared in accordance with generally accepted accounting principles. Tenant shall be entitled, at its expense, to audit Landlord's statement of Operating Costs and if such audit reveals an overcharge, Landlord will pay to Tenant the amount of such overcharge. If the audit reveals an overcharge that is greater than three (3%) percent of the Operating Costs, Landlord will, in addition to paying such overcharge, pay to Tenant the costs of the audit.

     8. The term "Operating Costs" shall NOT include (i) the cost of enlarging the building, (ii) the cost of structural repairs to the building, (iii) repair and maintenance to any portion of the building leased to other tenants, (iv) leasing commissions, (v) management fees and other charges and expenses related to the operation of the building in excess of fees, charges or expenses which could be obtained from unrelated third party professionals for similar services rendered, and (vi) all other costs and/or expenses which are not classified as building operating expenses pursuant to generally accepted accounting principles. "Building maintenance, repair, and operating costs" shall also exclude the cost of utilities or services provided to other tenants of the Building but not to Tenant, exclusive of common areas; interest, principal, and financing costs incurred in connection with any debt associated with the Building; costs associated with tenant improvements, brokerage commissions, or legal expenses for new tenancies of the Building; penalties and other costs resulting from Landlord's violation of any governmental requirement.

                        VII. HIGH CLASS RETAIL OPERATION

     1. It being recognized that the premises where the demised premises is located has been developed and is maintained by Landlord as a location for an outstanding type of business occupancy, Tenant, as a special inducement to Landlord to enter into this Lease, hereby represents and warrants, and covenants and agrees, that the business to be conducted by Tenant at the demised premises and the kind and quality of tenant merchandise will be "first class" and reputable in every respect and that the sales methods to be employed by Tenant in the business as well as all other elements of merchandise, display, and advertising will be defined by and in conformity with standards of practice followed by superior types of stores, shops, or concerns dealing in the same or similar merchandise or conducting a similar business in the Shopping Area and in the immediate vicinity of the demised premises. Under no circumstances shall any auction be conducted at the premises, nor shall any liquidation sale, "going out of business" sale, or the like be carried on therein other than such as those incident to the normal routine of Tenant's business with its regular clientele.

     2. Tenant covenants that they shall for five days per week and twelve months per year occupy and use the entire premises for the purpose or purposes specified herein. Lessee shall at all times carry a full and complete stock of seasonable merchandise and shall maintain adequate personnel for the efficient service of its customers, and in general employ its best judgment, efforts and abilities so as to operate the business conducted by it on the premises in a manner calculated to produce the maximum volume of sales and transactions obtainable. Lessee shall keep the demised premises open and available for business activity therein during all usual days and hours for such business in the vicinity except when prevented by strikes, fire, casualty, or other such unavoidable occurrences.

     3. Tenant warrants and covenants to Landlord that it will conduct its business solely as described herein and on the attached

"Business Description" rider.

              VIII. LANDLORD'S RIGHT TO ENFORCE PARKING REGULATIONS

     Tenant shall have the temporary right to use in common with the other tenants in the building two parking spaces as provided by Landlord in the parking area adjacent to Abbott Street, for the parking of Tenant's automobile or its employees or invitees, subject to the rules and regulations now or hereafter adopted by the Landlord.

     Tenant is not entitled to the use of more than two spaces. Tenant shall not use nor permit any of its officers, agents, employees, invitees or licensees to use any parking area owned by the Landlord other than the parking area adjacent to Abbott Street provided, however, all other articles to the contrary notwithstanding, if Landlord deems it advisable, Landlord may set aside 100 percent of the total parking area for use as a separate area for customers of the Shopping Area and may charge a parking fee to customers and the Tenant. Landlord reserves the right to tow away or affix self-adhering "Illegally Parked" stickers to the windshields of automobiles illegally parked and to adopt any regulations necessary to curtail unauthorized parking including the required use of "parking permits." Tenant will, on request, furnish Landlord with automobile license numbers assigned to automobiles belonging to or used by Tenant or such other persons.

                           IX. MAINTENANCE AND REPAIR

     1. Landlord shall repair and maintain in good order and condition the exterior and structure of the demised premises, including without limitation the outside walls, foundations, roof, gutters, downspouts, all structural members and all wiring, plumbing, pipes, conduits, and other utility and sprinkler fixtures and equipment which serve any premises in the Shopping Area including the demised premises, and shall in addition make all repairs and alterations necessary to keep the demised premises and any basement thereunder dry, excepting, however, repairs to the same necessitated by act, default, or negligence of Tenant, its employees, agents, licensees, or contractors.

     2. Tenant shall keep and maintain, subject to damage by fire, taking, casualty, or other cause beyond Tenant's control, structural defects and reasonable wear and tear only excepted, the interior of said premises, including the heating and air-conditioning systems, and the plumbing and electrical systems, within the demised premises and not used in common with other tenants (including the replacement of all or any part of the plumbing and electrical systems as aforesaid which are beyond repair), and all glass, including that in windows, doors, and skylights, in good order, repair, and condition, and shall replace any glass which may be injured or broken with glass of the same quality, except, provided that Tenant shall have complied with the provisions hereof with respect to maintenance, that Landlord shall replace all or any part of the heating and air-conditioning systems which are beyond repair.

     3. Landlord shall make all repairs, alterations, and additions which may be required by any laws, ordinances, orders, or regulations or any public authorities having jurisdiction over the demised premises, except that Tenant shall make all such repairs, alterations, and additions required by any special use made of the demised premises by Tenant.

     4. Tenant shall have the right, at its expense, from time to time, to redecorate the demised premises and to make such nonstructural alterations and changes in the interior thereof as it shall deem expedient or necessary for its purposes, provided however, that such alterations and changes shall not injure the safety of the structure of the demised premises, nor diminish its value, and shall be done in a good and workmanlike manner. Landlord hereby authorizes Tenant to install, if Tenant so elects, all refrigerating and other equipment, including water-saving devices, in the demised premises and on the roof thereof. Landlord shall execute and deliver upon request of Tenant such instrument or instruments embodying the approval of Landlord which may be required by any public or quasi-public authority for the purpose of obtaining any license or permit for the making of such alterations, changes and/or installations in, to or upon said demised premises, Tenant agreeing to pay for such license or permit.

                 X. TENANT'S DUTY TO OBTAIN PERMITS AND LICENSES

     The Tenant shall, at its own cost and expense, procure each and every permit, license, certificate or other authorization and any renewals, extensions or continuances of the same required in connection with the lawful and proper use of the demised premises or required in connection with any building or improvements on the demised premises. Neither a failure on the part of the Tenant to procure such permit, license, certificate or other authorization, nor the revocation of the same, shall in any way affect the liability of the Tenant for the payment of the rent herein reserved or the performance or observance of any of the covenants or conditions herein contained on the Tenant's part to be performed and observed.

                XI. TENANT'S OBLIGATION TO COMPLY WITH LAWS, ETC.

     The Tenant covenants to comply with any and all laws, statutes, ordinances, and regulations, federal, state, county, or municipal, now or hereafter in force, applicable to the leased premises as opposed to the building relating to use or occupancy thereof or to the making of repairs thereto or of changes, alterations, or improvements therein, ordinary or extraordinary, seen or unforeseen, including but not limited to the performance of any duty imposed upon the Landlord or Tenant by such laws, statutes, ordinances, or regulations in respect of the sidewalks, curbs, streets, or vaults adjacent to the leased premises. The Tenant also covenants to comply with any and all rules and regulations applicable to the leased premises issued by the Board of Fire Underwriters, or by any other body hereinafter constituted exercising similar functions and insurance companies writing policies covering the demised premises which now or hereafter may become applicable to the demised premises. The Tenant shall pay all costs, expenses, claims, fines, penalties, and damages that may in any manner arise out of or be imposed because of the failure of Tenant to comply with this section, and in any event agrees to indemnify the Landlord from all liability with reference to the same. The Landlord and Tenant shall each promptly give notice to the other of any notice of violation received by the Tenant or Landlord respectively.

     Without diminishing the obligation of the Tenant, if the Tenant shall at any time fail or neglect to comply, to the extent reasonably appropriate and as expeditiously as reasonably feasible, with any of said laws, rules, requirements, orders, directions, ordinances or regulations concerning or affecting the demised premises, or the use and occupation thereof, or of any building thereof, as hereinbefore provided, and, if a stay is necessary, shall have failed to obtain a stay or continuance thereof, the Landlord in addition to any other remedies shall be at liberty, after thirty (30) days prior written notice to Tenant, to comply therewith, and reasonable expenses consequent thereon shall be borne and paid by the Tenant; and upon Tenant's failure so to pay, the Landlord may pay the same and any payments so made by the Landlord, together with the interest thereon to be computed at the rate of eighteen percent per annum from the date of payment, shall be considered as additional rent to be added to the installment of fixed rental next accruing, and shall entitle the Landlord to enforce any of the terms, provisions, conditions and covenants herein contained that may be applicable to such rent.

     Tenant shall have the right to contest by appropriate legal proceedings in the name of Tenant or Landlord, or both, without cost or expense to Landlord, the validity or application of any law, ordinance, rule or requirement referred to above and Landlord agrees to cooperate with Tenant and will execute and deliver any appropriate papers which may be necessary and proper to permit Tenant to contest the validity or application of any such law, ordinance, order, rule, or requirement.

                  XII. TENANT TO PAY AND PROVIDE FOR UTILITIES

     The Tenant shall pay such water and sewer charges or rentals as may, during the term of this Lease, be assessed or imposed for the water used or consumed in or on the leased premises, whether determined by meter or otherwise, as soon as the same may be payable. The Tenant shall pay for all gas, oil, water, sewer usage, electricity and other utilities consumed on the leased premises during the term of this Lease.

                  XIII. FIXTURES TO BECOME PROPERTY OF LANDLORD

     All fixtures, equipment, improvements and appurtenances attached to, or built into, the premises herein demised at the commencement of or during the term, whether by the Landlord at its own expense or at the expense of the Tenant, or by the Tenant, shall at Landlord's option (which may be exercised on a piece by piece basis) be and remain part of the premises and shall not be removed by the Tenant at the end of the term, unless otherwise expressly provided in this Lease. All electric, plumbing, heating, sprinkling, telephone (not including telephone sets), telegraph, communication and radio systems (not including stereo receivers/speakers which are not built in), fixtures and outlets, partitions, railings, gates, doors, vaults, paneling, molding, shelving, radiator enclosures, corks, rubber, linoleum, tile, composition and other permanent floors, and ventilating silencing, air-conditioning and cooling equipment shall be deemed to be included in such fixtures, equipment, improvements and appurtenances, at Landlord's said option. Tenant shall in a good and workmanlike manner remove all property not deemed a fixture and restore the premises to its original condition.

     Where not built into the space and if furnished by or at the expense of the Tenant, all removable electric fixtures, carpets, wind deflectors, electric fans, water coolers, furniture, trade fixtures, and business equipment shall not be deemed to be included in such fixtures, equipment, improvements, and appurtenances and may be removed by the Tenant upon condition that such removal does not materially damage the building and upon condition also that the cost of repairing any damage to the premises or the building arising from such removal shall be paid by the Tenant.

     All the outside walls of the premises, including corridor walls and the outside entrance doors to the premises, any balconies, terraces or roofs adjacent to the premises, and any space in the premises used for shafts, stacks, pipes, conduits, ducts, or other building facilities, and the use thereof, as well as access thereto in and through the premises for the purpose of operation, maintenance, decoration and repair, are expressly reserved to the Landlord, and the Landlord has not conveyed any rights to the Tenant therein.

     Without limiting the generality of the foregoing, where ceiling lighting fixtures have been provided by the Landlord, and the Landlord has not conveyed any rights to the Tenant, the Tenant shall not install additional ceiling lighting fixtures without having first obtained written consent by the Landlord.

                        XIV. LANDLORD'S CONSENT REQUIRED:
                                 DUTY TO RESTORE

     The Tenant shall make no structural alterations, nor any other decorations, additions or improvements in or to the demised premises which can be seen from Washington Street or the parking lot without the Landlord's prior written consent, but Landlord agrees that such consent shall not be withheld or delayed unreasonably. All such work shall be of first class quality and shall be done at such times and in such manner as shall minimize any inconvenience to other occupants of the building in which the demised premises are located. As a condition precedent to the Landlord's consent, the Tenant shall deliver to the Landlord written plans and specifications for all such work. The Tenant shall comply with all governmental rules and regulations in connection with such work and shall prevent any lien or obligation from being created against or imposed upon the leased premises, and will discharge all liens or charges for services rendered or material furnished immediately after said liens occur or said charges become due and payable. Unless waived by the Landlord, the Tenant shall restore the demised premises to their former condition at the expiration of the term of this Lease.

                  XV. NO LIENS: ADDITIONS TO BELONG TO LANDLORD

     Tenant covenants and agrees that it has no power to incur any indebtedness giving a right to a lien of any kind or character upon the right, title, and interest of Landlord in and to the land covered by this Lease, and that no person shall ever be entitled to any lien directly or indirectly derived through or under it, or its agents or servants, or on account of any act or omission of Tenant, which lien shall be superior to the interest in this Lease reserved to Landlord upon the leased premises. All persons contracting with Tenant, or furnishing materials or labor to Tenant, or to its agents or servants as well as all persons whomsoever, shall be bound by this provision of this Lease. Should any such lien be filed, Tenant shall discharge the same by paying it, or by filing a bond or otherwise, as permitted by law, within thirty (30) days of Tenant's receipt of notice or the filing of such lien.

                      XVI. TENANT'S RIGHT TO INSTALL SIGNS:
                              INDEMNITY TO LANDLORD

     The Tenant shall have the privilege of placing on the demised premises such signs as it deems necessary and proper in the conduct of its business, provided Landlord approves of said signs in writing, which approval shall not be unreasonably withheld, and the Tenant pays all permit and license fees which may be required to be paid for the erection and maintenance of any and all such signs, and provided such signs are legally permitted to be installed. The Tenant agrees to submit all drawings and specifications for signage to Landlord for its prior approval. Provided, however, Tenant need not get prior approval of paper signs it puts in the windows on a day to day basis, but Landlord may object (on a reasonable basis) and require Tenant to remove same immediately. The Tenant agrees to exonerate, save harmless, protect and indemnify the Landlord from, and against any and all losses, damages, claims, suits or actions for any damage or injury to the person or property caused by the erection and maintenance of such signs or parts thereof, and, insurance coverage for such signs shall be included in the public liability policy which the Tenant is required to furnish under
Section XVIII hereof.

                      XVII. TENANT'S OBLIGATION TO INSURE:
                               ALL INCLUSIVE FORM

     During the term of this Lease, the Tenant, at its sole cost and expense, and for the mutual benefit of the Landlord and Tenant, shall carry and maintain Commercial General Public Liability insurance, including property damage, insuring the Landlord and the Tenant against liability for injury to persons or property occurring in or about the leased premises or arising out of the ownership, maintenance, use or occupancy thereof. The liability under such insurance shall not be less than $1,000,000.00 for any one person injured or killed and not less than $2,000,000.00 for any one accident.

     All policies of insurance (except liability insurance) shall provide by endorsement that any loss shall be payable to the Landlord or Tenant as their respective interests may appear. The Tenant shall have the privilege of procuring and obtaining all of such insurance through its own sources, provided, however, Tenant shall provide Landlord each year with a new certificate of insurance certifying that the required coverage is in full force and effect for the next twelve months.

                       XVIII. TENANT NOT TO INCREASE RISK

     Tenant shall not do or permit to be done any act or thing in or upon the demised premises which will invalidate or be in conflict with the certificate of occupancy or the terms of the Massachusetts standard form of fire, boiler, sprinkler, water damage and other insurance policies covering the building and the fixtures and property therein; and Tenant shall, at its own expense, comply with all rules, orders, regulations or requirements of the Massachusetts Board of Fire Underwriters or any other similar body having jurisdiction, and shall not knowingly do or permit anything to be done in or upon the demised premises or bring or keep anything therein or use the demised premises in a manner which increases the rate of fire insurance upon the building or on any property or equipment located therein over the rate in effect at the commencement of the term of this Lease.

     If, by reason of any failure of Tenant to comply with the provisions of this Lease, the rate of fire, boiler, sprinkler, water damage, or other insurance (with extended coverage) on the building or on the property and equipment of Landlord or any other tenant or subtenant in the building shall be higher than it otherwise would be, Tenant shall reimburse Landlord and the other tenants in the building for that part of the fire, boiler, sprinkler, water damage, or other insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant and Tenant shall make the reimbursement on the first day of the month following such payment by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rate for the building or demised premises issued by the Massachusetts Fire Exchange or other body making fire insurance rates for said premises, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said building or demised premises.

                        XIX. TENANT TO REPLACE GLASS AND
                                 CARRY INSURANCE

     The Tenant shall repair, at its own expense, all damage or destruction of any plate or window glass in the demised premises (unless same is caused by the negligence of the Landlord, its agents, employees and servants), and shall maintain adequate plate glass insurance at its own expense for the benefit of the Landlord. If the Tenant fails to repair the damage of any plate glass or window glass in the demised premises, or fails or refuses to maintain adequate plate glass insurance for the benefit of the Landlord, then the Landlord may repair said damage or destruction or may insure the plate glass and charge the cost of such repairing or the cost of premium for the plate glass insurance to the Tenant, and the amount thereof shall be deemed to be, and be paid as, additional rent, but must be paid within ten (10) days of Landlord's invoice to Tenant.

                      XX. FIRE, CASUALTY, OR EMINENT DOMAIN

     A. ALL or SUBSTANTIALLY ALL: In the event that the Premises or any substantial portion thereof shall be substantially damaged by fire or other casualty or shall be taken by eminent domain, the Landlord may elect to terminate this Lease, within thirty (30) days of such damage or taking. In the event that such a fire or casualty or taking renders the Premises substantially unsuitable for Tenant's intended use hereunder, then the Tenant may elect to terminate this Lease if:

     (1) the Landlord fails to give written notice within thirty (30) days of intention to restore the Premises; or

     (2) the Landlord fails to restore the leased Premises to a condition substantially suitable for Tenant's intended use within one hundred eighty (180) days of said fire casualty or taking; and

     (3) in either case, the Tenant gives notice to the Landlord of its election to terminate this Lease within thirty (30) days of the Landlord's failure to give written notice of intention to restore the Premises under Paragraph (1) hereof or within thirty (30) days of the failure of the Landlord to restore the leased Premises pursuant to Paragraph (2) hereof.

     During the period of any such casualty or taking, a just and proportional abatement of rent shall be made.

     The Landlord reserves and the Tenant grants to the Landlord all rights which the Tenant may have for damages or injury to the Premises arising out of any taking by eminent domain except that the Tenant may receive any damages or payments arising out of such taking to which it may be entitled as a result of damage to Tenant's trade fixtures, personal property, equipment and relocation benefits.

     (B) PARTIAL: In the event that the Premises are partially damaged by fire or other casualty or a portion thereof is taken by eminent domain but the Premises are still usable by Tenant for the conduct of its business in substantially the same manner as it was conducted immediately prior to such damage or destruction, then the Landlord shall undertake to make all required repairs and during said period the rent shall be proportionately abated, provided, however, that if Landlord has not completed such repairs within one hundred eighty (180) days of said fire, casualty or taking, then Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days of Landlord's failure to restore.

     (C) INSURANCE: If Landlord elects to undertake repairs under Paragraph (A) or is required to make repairs under Paragraph (B) Tenant shall immediately pay over to Landlord any insurance proceeds payable on account of damage or destruction to the Premises.

                      XXI. COMPREHENSIVE RIGHTS OF LANDLORD

     The Landlord reserves the following rights:

     1. Occupancy: During the last ninety (90) days of the terms of this Lease, if during or prior to that time the Tenant vacates the premises, to decorate, remodel, repair, alter or otherwise prepare the premises for reoccupancy.

     2. Pass Keys: To have pass keys to the premises except as to areas designated by Tenant as security areas.

     3. Access for Repairs, Etc.: To take any and all measures, including inspections, access to ceilings, repairs, alterations, additions and improvements to the premises or to the building as may be necessary or desirable in the operation of the building, provided that no such improvement shall reduce the area rented by Tenant.

     4. Show Premises: To show the premises to prospective tenants or brokers during the last year of the term of this Lease, and to prospective purchasers at all reasonable times during normal business hours provided prior notice is given to Tenant in each case and the Tenant's use and occupancy of the premises shall not be materially inconvenienced by any such action of the Landlord.

     5. Heavy Equipment: To approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about or out of the building or premises by Tenant hereunder only at such times and in such manner as Landlord shall direct and in all event, however, at Tenant's sole risk and responsibility.

     The Landlord may enter upon the premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of the Tenant's use or possession and without being liable in any manner to the Tenant.

                   XXII. RIGHT TO REPAIR PREMISES AFTER DEMAND

     If Tenant refuses or neglects to repair or maintain the premises, as required hereunder, to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand, Landlord may make such repairs without liability to the Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property, or to Tenant's business by reason thereof, and upon completion thereof Tenant shall pay Landlord's costs for making such repairs upon presentation of a bill therefor.

                  XXIII. RIGHT TO CURE DEFAULTS WITHOUT NOTICE

     If Tenant shall default pursuant to Article XXXIII in the performance of any covenant or promise on its part to be performed by virtue of any provisions in any article in this Lease contained, Landlord may immediately, or any time thereafter, without notice, perform the same for the account and at the expense of Tenant. Any provision of this Lease to the contrary notwithstanding, however, Landlord may so perform in Tenant's stead, in an emergency, or in the event that Tenant's default shall result in circumstances requiring that such, default be cured prior to the expiration of such grace period.

     If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord be compelled to incur any expense including reasonable attorneys' fees in instituting, prosecuting and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, the sum or sums so paid by Landlord with all interest, (at the lesser of eighteen percent per annum or the highest lawful rate of interest which Landlord may charge to Tenant without violating any applicable law) cost and damages, shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord at the written election of the Landlord on notice to Tenant on the first day of the month following the incurring of such respective expenses.

                      XXIV. LEASE UNAFFECTED BY LANDLORD'S
                      NONPERFORMANCE FOR ANY OUTSIDE CAUSE

     This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any outside cause whatsoever including, but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency in connection with a national emergency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

                      XXV. INDEMNITY AGAINST CLAIMS ARISING
                               FROM TENANT'S ACTS

     The Tenant agrees to exonerate, save harmless, protect, and indemnify the Landlord or any owner of the demised premises from and against any and all losses, damages, claims, suits or actions, judgments, and costs which may arise or grow out of any injury to or death of persons or damage to property, arising out of and attributable to the negligence or acts, or omissions of, or use by the Tenant, its agents, servants, employees, guests, or customers on the demised premises, except to the extent that such losses, damages, claims, suits or actions, judgments and costs are caused by the negligence of Landlord, its employees or agents.

                              XXVI. DELIVERY TRUCKS

     The Tenant shall abide by any and all rules and regulations imposed by the Landlord on all tenants regarding Tenant's delivery from the Premises and receipt at the Premises by delivery truck. Tenant shall propose a schedule of the dates and duration of all times a delivery truck shall be in the Holman parking lot for Landlord's approval. Such approval as Landlord may change from time to time shall be the only time delivery trucks are in the Holman parking lot to service Tenant.

                   XXVII. QUIET ENJOYMENT WITH REPRESENTATION
                         OF OWNERSHIP AND NO ENCUMBRANCE

     The Landlord represents and warrants that:

     1. The Landlord is the owner of the leased premises and has the right to make this Lease.

     2. The Tenant, on paying the rent herein reserved and upon performing all of the terms and conditions of this Lease on its part to be performed, shall at all times during the term herein demised peacefully and quietly have, hold and enjoy the leased premises.

     3. The leased premises are now free from all encumbrances which would materially affect Tenant's quiet enjoyment except mortgages of record.

                       XXVIII. TENANT TO RESTORE PREMISES:
                        ABANDONMENT OF TENANT'S PROPERTY

     Upon the expiration or other termination of the term hereof, Tenant shall quit and surrender to Landlord the premises, broom-clean, in good order and condition, ordinary wear and tear and damage by fire or other casualty insured against excepted. Tenant shall remove all property of Tenant as directed by Landlord. If the last day of the term of this Lease or any renewal thereof falls on Sunday or a legal holiday, this Lease shall expire at 5 p.m. on the business day immediately preceding. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

     Any personal property of the Tenant or of any subtenant or occupant which shall remain in the building after the expiration or termination of the term and the removal of the Tenant from the premises shall be deemed to have been abandoned by the Tenant and either may be retained by the Landlord as its property or may be disposed of in such manner as the Landlord may see fit. If such personal property or any part thereof shall be sold, the Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of rent or additional rent payable hereunder and any damages to which the Landlord may be entitled under Article XXXIII hereof or pursuant to law.

                                 XXIX. EXTENSION

     The Tenant shall have the opportunity, to be exercised as hereinafter provided to extend the term of this Lease for one (1) successive period of five
(5) years upon the following terms and conditions:

     1. At the time of the exercise of such opportunity, the Tenant shall not be in default in the performance of any of the terms, covenants, or conditions herein contained with respect to a matter as to which notice or default has been given hereunder and which has not been remedied within the time limited in this Lease and the Tenant must not have been in default in the performance of any of the terms, covenants, or conditions herein contained with respect to a matter as to which notice of default has been given hereunder on more than three (3) occasions regardless of whether said defaults were cured within the time allowed under this lease.

     2. The extension shall be upon the same terms, covenants, and conditions as in this Lease provided, except that,

          a. There will be no further opportunity to extend for the term of this Lease beyond the one period referred to above;

          b. During the extension period beginning July 1, 2007 through June 30, 2012, the annual MINIMUM RENTAL rate payable by Tenant to Landlord shall be the fair market rental value of the premises. Said fair market rental value shall be determined as follows: Fair Market Rental shall be defined as the average per square foot rental for street level retail stores which have signed new leases within three months of December 31, 2006, in the Wellesley Shopping District. The Wellesley Shopping District shall be defined as the retail shopping area within Wellesley (not Wellesley Hills) on Washington Street and Church Street. This option to renew shall require that the Tenant give notice of its election to exercise its right to renew no more than 9 months nor less than 5 months in advance of the renewal date. Upon receipt of said notice, Landlord shall, within 30 days, give Tenant notice of the fair market rental which will be required for the new term as minimum rent, and if Tenant does not agree within 30 days of said notice from the Landlord, then fair market rental shall be a matter of arbitration, with each party bearing the cost of one arbitrator and splitting the cost of a third arbitrator chosen by the two arbitrators picked by the Landlord and Tenant. Arbitrators shall be persons professionally qualified to determine fair commercial rental value in the Town of Wellesley having been active participants in the Wellesley real estate market for a minimum of five years. The giving of said notice by tenant shall commit tenant to the extended term with either the agreed upon or arbitrated rent.

     3. The Tenant shall exercise its right to extend the term of this Lease for the first extension period by notifying the Landlord of the Tenant's election to exercise such right no later than October 1, 2006. Upon the giving of such notice, this Lease shall be deemed extended for the specified period, subject to the provisions of this article, without execution of any further instrument.

     4. If Tenant is a corporation or a trust any and all rights to extend this Lease shall be null and void if there has been more than a twenty-five (25%) percent change in the beneficial ownership of said corporation or trust. Provided, however, this shall not apply to transfers to the immediate families of James F. Powers and David J. Powers.

                                 XXX. ASSIGNMENT

     Tenant shall not assign this Lease without Landlord's approval. Any assignment or sublease shall not release Tenant from the performance of any of the terms, covenants, and conditions of this Lease. Tenant shall not suffer the leased premises to be occupied for any business or purpose deemed disreputable or extra-hazardous on account of fire. If, by reason of any such use, the fire insurance rate shall be higher than it otherwise would be, Tenant shall pay the entire amount of such increase.

     If Tenant is a corporation or trust a change of beneficial ownership of said corporation or trust of more than twenty-five (25%) percent (whether occurring in one or more transfers of beneficial ownership) shall be considered as assignment of this Lease requiring Landlord's approval. Provided, however, this shall not apply to transfers to the immediate families of James F. Powers and David J. Powers.

     Provided, however, if Tenant is either selling its business or changing the beneficial ownership by more than 25%, then Landlord shall not unreasonably withhold or delay its consent to any assignment of this lease required to complete said sale. If the prospective new tenant is able to deliver a rent bond running in favor of the Landlord equal to and securing one year's rent it shall create a rebuttable presumption that the new tenant should be approved by the Landlord.

                     XXXI. SUBORDINATION AND NONDISTURBANCE

     This Lease and all of the rights of Tenant hereunder are and shall be subject and subordinate to the liens of any mortgage or mortgages hereinafter placed on the demised premises or any part thereof, and to any and all renewals, modifications, consolidations, replacements, extensions or substitutions of any such mortgage or mortgages (all of which are hereinafter termed the "Mortgage" or "Mortgages".)

     Such subordination shall be automatic, without the execution of any further subordination agreement by Tenant. If however a written subordination agreement, consistent with this provision, is required by a mortgagee, Tenant agrees to execute, acknowledge, and deliver the same, and, in the event of failure so to do, Landlord may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge and deliver the same as the agent or attorney-in-fact of Tenant, and Tenant hereby irrevocably constitutes Landlord its attorney-in-fact for such purpose, provided that the holder of any such mortgage shall enter into an agreement with Tenant that in the event of foreclosure or other action taken under the mortgage by the holder or any assignee thereof, this Lease and the rights of Tenant hereunder shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the provisions of this Lease.

                      XXXII. ESTOPPEL CERTIFICATE BY TENANT

     Tenant agrees, at any time, and from time to time, upon not less than ten
(10) days' prior notice by Landlord, to execute, acknowledge, and deliver to Landlord a statement in writing addressed to Landlord certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the fixed minimum rent, additional rental, and other charges have been paid, and stating whether or not to the best knowledge of the signer of such certificate, there exists any default in the performance of any covenant, agreement, term, provision, or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord and by any mortgagee or prospective mortgagee of any mortgage affecting the building or the building and the land, and by any Landlord under a ground or underlying Lease affecting the land or building, or both.

                XXXIII. EVENTS OF DEFAULT AND RIGHTS OF LANDLORD

     1. (a) If Tenant shall fail to make payment of any fixed rent, additional rent, or other charges required to be paid by Tenant under this Lease, within ten (10) days after the same shall become due and payable under this Lease. Provided, however, Tenant shall be entitled to one written ten (10) day notice that a month's rent has not been received each calendar year on a non-cumulative basis: or

          (b) If Tenant shall default in the performance of any of the other terms, covenants, or conditions of this Lease, and such default shall not have been remedied within thirty (30) days after written notice by Landlord to Tenant specifying such default and requiring it to be remedied; or

          (c) If the leased premises shall be abandoned by Tenant or shall become vacant for more than thirty (30) days during the term; or

          (d) If an execution or attachment shall be issued against Tenant and its property, and such execution or attachment shall not be vacated or removed by court order, bonding, or otherwise, within a period of sixty (60) days after the issuance thereof; or

          (e) If Tenant suffers any condition to arise, exist, or continue by reason of which the mortgagee may elect and does not elect to declare the mortgage due and payable or any condition which the mortgagee has the right to and demands that the same be obviated or removed;

     Then Landlord, at its election, may terminate this Lease upon ten (10) days' written notice to Tenant to such effect, and unless tenant shall have cured the default complained of within said ten-day period, this Lease shall be deemed terminated upon the expiration of said ten-day period, and Tenant shall quit and surrender the leased premises on the date of such termination, but Tenant shall remain liable as herein provided.

     Provided, however, that there shall be no termination of this Lease under the provisions of Subparagraphs (b) or (d) of this paragraph if Tenant is in good faith attempting to remedy the default complained of and, in the exercise of due diligence by Tenant, such default cannot be remedied by Tenant within the period referred to in each Subparagraph. In the event of the foregoing circumstances, the time within which Tenant may remedy the default complained of, shall be extended for such period as may be reasonably necessary to do so, but if Tenant shall neglect to proceed in good faith and as speedily as is reasonably possible to remedy the aforesaid default, Landlord may give Tenant another notice of at least ten (10) days of its election to end the term of this Lease and thereupon, at the expiration of said ten days, the term of this Lease shall terminate and come to an end and all the rights of occupancy hereunder on the part of Tenant shall cease with the same force and effect as through the term originally reserved herein had terminated, and Tenant shall quit and surrender said premises to Landlord, but Tenant shall remain liable as hereinafter provided.

     2. If this Lease shall be terminated, as provided in this paragraph, or if Tenant shall be in default in the payment of fixed rent, additional rent, deposits for taxes, or any other charges required to be paid by Tenant under this Lease, for a period of ten (10) days after written notice to Tenant of its default:

          a. Landlord may immediately, or at any time thereafter, re-enter and resume possession of the leased premises and remove all persons and property therefrom either by summary dispossess proceedings or by a suitable action or proceeding at law or in equity, or by force or otherwise, without being liable for any damages therefor. No re-entry by Landlord shall be deemed an acceptance of a surrender of this Lease.

          b. Tenant will indemnify Landlord each month against all loss of rent and all obligations which Landlord may incur by reason of any such termination between the time of termination and the expiration of the term of the Lease; or at the election of Landlord, exercised at the time of the termination or at any time thereafter, Tenant will indemnify Landlord each, month until the exercise of the election against all loss of rent and other obligations which Landlord may incur by reason of such termination during the period between the time of the termination and the exercise of the election, and upon the exercise of the election Tenant will pay to Landlord as damages such amount as at the time of the exercise of the election represents the amount by which the rental value of the demised premises for the period from the exercise of the election until the expiration of the term shall be less than the amount of rent and other payments provided herein to be paid by Tenant to Landlord during said period. It is understood and agreed that at the time of the termination or at any time thereafter Landlord may rent the demised premises, and for a term which may expire before or after the expiration of the term of this Lease, without releasing Tenant from any liability whatsoever, that Tenant shall be liable for any expenses incurred by Landlord in connection with obtaining possession of the demised premises, with removing from the demised premises property of Tenant and persons claiming under it (including warehouse charges), with putting the demised premises into good condition for reletting, and with any reletting, including, but without limitation, reasonable attorney's fees and brokers' fees and that any monies collected from any reletting shall be applied first to the foregoing expenses and then to the payment of rent and all other payments due from Tenant to Landlord.

     3. All sums which Tenant has agreed to pay by way of taxes, water or sewer rents, or water meter charges, insurance premiums, maintenance, and all other charges required to be paid by Tenant hereunder, becoming due from time to time under the terms of this Lease, shall be deemed additional rent reserved in this Lease within the meaning of Articles IV - VI.

     4. If this Lease shall be terminated as provided in this paragraph or by summary proceedings or otherwise, Landlord, in addition to any other right under this paragraph, shall be entitled to recover the cost of placing the leased premises in the same condition as that in which Tenant is required to surrender them to Landlord under this Lease.

     5. In the event this Lease is terminated by Landlord pursuant to any of the terms of this paragraph, it shall be entitled to retain and set off against its damages any moneys being held as deposits hereunder.

     6. Tenant hereby expressly waives the service of any notice of intention to re-enter provided in any statute or of the institution of legal proceedings to that end, and Tenant for and on behalf of


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itself and all persons claiming through or under Tenant, including any assignee or creditor of Tenant, also waives any and all right of redemption or re-entry or repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by summary proceedings or otherwise, or in case of re-entry or repossession by Landlord, or in case of any expiration or termination of this Lease in accordance with its terms. The terms "enter", "entry", "re-entry" and "re-enter" as used in this Lease are not restricted to their technical legal meaning.

     7. Landlord may, at Landlord's option, reduce Tenant's liability for breach of this lease to liquidated damages equal to twelve month's of the MINIMUM RENT which was due just prior to the termination date of this lease. Landlord must exercise this option in writing delivered to Tenant within ninety days of the date Tenant vacates the demised premises. This option may only be exercised pursuant to and as a part of Landlord's termination of this lease for Tenant's breach.

                        XXXIV. PRESENT CONDITION AND USE

     Tenant accepts the buildings, improvements, and personalty on the demised premises in their present condition and without any representation or warranty by Landlord as to the condition of said buildings or as to the use or occupancy which may be made thereof, and Landlord shall not be responsible for any latent defect or change of condition in the buildings and personalty, and the rent hereunder shall in no case be withheld or diminished on account of any defect in the buildings, nor for any change in their condition nor for any damage occurring thereto, nor because of the existence of any violations in any municipal departments.

                   XXXV. RULES AND REGULATIONS: SHOPPING AREA

     Tenant's failure to keep and observe the rules and regulations described below shall constitute a breach of the terms of this Lease in the manner as if the same were contained herein as covenants. Landlord reserves the right, from time to time, to create, amend or supplement a set of rules and regulations and to adopt and promulgate additional rules and regulations applicable to the leased premises and to the Shopping Area. Notice of such additional rules and regulations, amendments, and supplements, if any, shall be given to the Tenant, and Tenant agrees thereupon to comply with and observe all such rules and regulations and


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
amendments thereto and supplements thereof, provided the same shall apply uniformly to all tenants of the Shopping Area, and shall be applied in a non-discriminatory manner.

                   XXXVI. NOTICE BY PERSONAL OR MAIL DELIVERY:
                                SEVERAL TENANTS

     Except as otherwise in this Lease provided, any notice, bill, or statement by either party to the other may be given or sent and shall be deemed to have been duly given or sent if either delivered personally or mailed, certified mail return receipt requested, in a postpaid envelope, addressed to Landlord: Steven
H. Grindle, GRINDLE, ROBINSON & KERTZMAN, 40 Grove Street, Wellesley, MA 02181; and to Tenant: James F. Powers, d/b/a Dover Saddlery, Inc., 591-595 Washington Street, Wellesley, MA 02181, with a copy to Richard H. Murphy, Jr., Esq., Tarlow, Breed, Hart, Murphy & Rodgers, P.C., 21 Custom House Street, Boston, MA 02110, or if any address for notices shall have been duly changed as hereinafter provided, if mailed to the party at such changed address. Either party may at any time change the address for notices, bills or statement by delivering or mailing, as aforesaid, a notice stating the change and setting forth the changed address.

     Should the term "Tenant", as used in this Lease, refer to more than one person, any notice, bill or statement given or sent as aforesaid to any one of such persons shall be deemed to have been duly given or sent to Tenant.

                           XXXVII. AMENDMENTS TO LEASE

     This Lease may be modified, amended, or surrendered only by an instrument in writing duly executed by Landlord and Tenant.

                      XXXVIII. ENTIRE AGREEMENT: AMENDMENTS

     It is expressly understood and agreed by and between the parties hereto that this Lease sets forth all the promises, agreements, conditions, inducements, and understandings between Landlord and Tenant relative to the demised premises, and that there are no promises, agreements, conditions, understandings, inducements, warranties, or representations, oral or written, expressed or implied, between them other than as herein set forth and shall not be modified in any manner, except by an instrument in writing executed by the parties.

                     XXXIX. WAIVER BY PARTIES OF JURY TRIAL

     The parties hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of them against the other on any matters whatsoever arising under this Lease.

                               XL. APPLICABLE LAW

     This Lease has been executed and delivered in the Commonwealth of Massachusetts and shall be construed in accordance with the Laws of the Commonwealth of Massachusetts.

                       XLI. GENERAL RULES OF CONSTRUCTION

     This Lease shall be strictly construed neither against Landlord nor Tenant. No remedy or election given by any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies in law or equity as otherwise specifically provided. Each provision hereof shall be deemed both a covenant and a condition and shall run with the land. Whenever the context of any provision shall require it, the singular number shall be held to include the plural number, and vice versa, and the words "he", "his" or "him" if used with reference to Landlord shall be deemed to include the neuter or feminine gender of such pronoun. "Landlord" whenever used includes all grantors of the term, who shall be held bound jointly and severally hereby and this agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors, and assigns of the parties hereto.

                                 XLII. CAPTIONS

     The parties mutually agree that the headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease.

                 XLIII. CONFLICT BETWEEN RIDER AND PRINTED LEASE

     If and to the extent that any of the provisions of any rider to this Lease conflict or are otherwise inconsistent with any of the preceding provisions of this Lease, or of the rules and regulations appended to this Lease, whether or not such inconsistency is expressly noted in the rider, the provisions of the rider shall prevail and, in case of inconsistency with said rules and regulations, shall be deemed a waiver of such rules and regulations with respect to Tenant to the extent of such inconsistency.

                  XLIV. INVALIDITY OR INAPPLICABILITY OF CLAUSE

     If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                           XLV. SUCCESSORS OR ASSIGNS

     The covenants and agreements herein contained shall, subject to the provisions of this Lease, bind and inure to the benefit of the Landlord, its successors, and assigns and to Tenant, its successors, and assigns, except as otherwise provided herein.

                     XLVI. NO WAIVER OF CONSENT BY LANDLORD

     It is distinctly understood and agreed that the granting of any consent by Landlord to Tenant to perform any act of Tenant requiring Landlord's consent, under the terms of this Lease, or the failure on the part of the Landlord to object to any such action taken by Tenant without Landlord's consent, shall not be deemed a waiver by Landlord of its rights to require such consent for any further similar act by Tenant, and Tenant hereby expressly covenants and warrants that as to all matters requiring Landlord's consent under the terms of this Lease Tenant shall secure such consent for each and every happening of the event requiring such consent, and shall not claim any waiver on the part of Landlord of the requirement to secure such consent.

                   XLVII. COVENANTS AS CONDITIONAL LIMITATIONS

     Tenant agrees that all of Tenant's covenants and agreements herein contained providing for the payment of money, and that Tenant's covenants to remove mechanics' liens shall be deemed conditions as well as covenants, and that if default be made in any such covenants, Landlord shall have all of the rights (subject to the requirements of notice) provided for in Paragraph XXXIII hereof.

                  XLVIII. HOLDING OVER NOT CONSTRUED AS RENEWAL

     If Tenant or anyone claiming under Tenant shall remain in possession of the demised premises or any part thereof after the expiration of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, prior to acceptance of rent by Landlord the person remaining in possession shall be deemed a tenant at sufferance and after acceptance of rent by Landlord the person remaining in possession shall be deemed a tenant at will, subject to the provisions of this Lease insofar as the same may be made applicable to a tenancy at will; provided, however, that minimum rent during such period as such person shall continue to hold the demised premises or any part thereof shall be payable at TWICE THE HIGHEST rate payable during the term hereof.

            XLIX. LANDLORD RELIEVED FROM LIABILITY FOLLOWING TRANSFER

     In the event of the sale or transfer by the original or any subsequent Landlord or assignee of its or their interest in the demised premises, such Landlord disposing of its interest shall thereupon be automatically released from all liability with respect to the covenants and obligations of Landlord thereafter accruing, but Landlord will retain liability for any covenant or obligation of Landlord occurring before such transfer; but such covenants and obligations of Landlord thereafter accruing; shall be binding upon each new owner of the demised premises for the respective periods during which each shall be owner of premises.

                   L. USE & OCCUPANCY OF 595 WASHINGTON STREET

     From the signing of this lease onward, Tenant shall pay the Minimum Rent ($2,213.00 per month), the real estate taxes ($153.72 per month) and the expenses ($171.81 per month) associated with 595 Washington Street (all calculated at 1600/2900 of the total).

     Tenant understands that 591 Washington Street is presently occupied by a tenant at will, Joel Bagnal Goldsmiths, and that Landlord is making every effort to obtain possession of the premises from that tenant as soon as possible. As soon as Landlord regains possession from Joel Bagnal Goldsmiths, Landlord shall allow Tenant full access to the premises for purposes of doing any renovations which Tenant desires to do on the premises, subject only to Landlord's priority of having its workmen finish the preparation of 591 Washington Street as set forth below.

     The recitation of August 1, 1997 as the date upon which the Tenant shall begin leasing 591 Washington Street is a target date for the Landlord to obtain possession and complete its construction as set forth below and Tenant shall not be expected to pay rent for the premises until August 1, 1997 at the earliest. SEE BELOW.

                    LI. RENT PAYABLE ON 591 WASHINGTON STREET

     Landlord agrees that Tenant shall not be responsible for paying that portion of the rent attributable to 591 Washington Street or its proportionate share of the expenses or its proportionate share of the real estate taxes on 591 Washington Street until Landlord has: (i) regained possession of 591 Washington Street from the aforesaid Joel Bagnal Goldsmiths and (ii) completed Landlord's construction as set forth below. Once both (i) and (ii) have been completed by Landlord, Tenant shall be responsible to pay rent on a prorated basis for the remainder of the month beginning at the completion of said (i) and (ii) and thereafter on the first of each month as set forth hereinabove. The 591 Washington Street portion of the Minimum Rent is $1,797,00 per month. Its proportionate share of real estate taxes is $124.90 per month and its portion of expenses is $139.59 per month (all calculated at 1300/2900 of total). It is further agreed that: (1) if Landlord has not completed (i) and (ii), above, by September 2, 1997, Tenant shall not be responsible for the 591 Washington Street portion of the rent until January 1, 1998; and (2) if Landlord has not completed
(i) and

(ii), above, by December 31, 1997, Tenant may cancel this lease by written notice to Landlord that is received by Landlord on or before January 15, 1998.

                              LII. CONSTRUCTION AT
                             591 WASHINGTON STREET

     1. Landlord agrees to complete all necessary structural construction to open the partition which presently separates 591 Washington Street and 595 Washington Street. Tenant shall prepare the interior of 591 Washington Street as well as the opening between 591 Washington Street and 595 Washington Street in a "vanilla box" fashion such that same is a finished space ready for Tenant's display fixtures. Landlord and Tenant shall cooperate with each other in renovating the premises and have their architects and their workmen cooperate with each other also. The opening of the partition between 591 Washington Street and 595 Washington Street shall be done as set forth in the attached drawing.

     2. Landlord shall give Tenant an allowance of $20,000 as Landlord's contribution to Tenant's moving and renovation expenses. Said allowance shall be accomplished by a rent reduction of $169.49 per month for one hundred eighteen
(118) months.

     3. Tenant recognizes and agrees that Landlord's sole responsibility for the contemplated structural construction done by Landlord and renovations done by Tenant shall be to (i) supervise and pay for all structural construction necessary to open up 591 Washington Street and 595 Washington Street as per the attached plans and (ii) pay Tenant the allowance set forth in number 2, above. To the extent that said renovations or structural work require construction not contemplated herein as the result of state, local or federal laws such as, without limiting the generality thereof, the so-called "handicapped access laws", Tenant shall be fully and totally responsible for said construction costs. Tenant recognizes and agrees that Landlord has relied on Tenant's due diligence in determining what construction would be necessary and required by law as a result of the contemplated structural and renovation work. Tenant shall indemnify Landlord and hold Landlord harmless from any expenses over and above the responsibility and expenses set forth herein for Landlord.

                           LIII. BUSINESS DESCRIPTION

     A saddlery, selling, repairing and leasing equestrian equipment and apparel, related leather goods and related sportswear and goods.

     IN WITNESS WHEREOF, the said parties have signed and sealed this instrument this 29 day of May, 1997.

DOVER SADDLERY, INC.,                   C.E. HOLMAN LIMITED PARTNERSHIP
Tenant, By:                             By its general partner,
                                        The Holman Corporation, by:


/s/ James F. Powers                     /s/ Steven H. Grindle
-------------------------------------   ----------------------------------------
James F. Powers, president              Steven H. Grindle, President


/s/ David J. Powers                     /s/ H. Bradlee Perry
-------------------------------------   ----------------------------------------
David J. Powers, Treasurer              H. Bradlee Perry, Treasurer


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